UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, OH	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights to Security Holders.
On January 15, 2009, the Board of Directors of the Company (the “Board”) approved, subject to adoption by our shareholders, an amendment (the “NOL Amendment”) to our Amended and Restated Regulations (the “Regulations”) to impose certain restrictions on the transfer of our common shares, $.01 par value per share, in order to preserve the tax treatment of our net operating losses and built in losses (collectively, our “NOL’s”).  Our shareholders adopted the NOL Amendment on March 13, 2009 and the NOL Amendment became effective on such date.  The NOL Amendment is contained in Article II(f)(2) of our Regulations.  In accordance with the terms of the NOL Amendment, the Board has (2) fixed February 15, 2018 as the Expiration Date (as defined in Article II(f)(2)) of the NOL Amendment. As of the Expiration Date, the NOL Amendment shall be deemed expired.
The foregoing summary of Article II(f)(2) does not purport to be complete and is subject and qualified in its entirety by reference to Article II(f)(2), which is included as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

3.1
Amendment to Article II(f)(2) of the Amended and Restated Regulations of M/I Homes, Inc.(incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 13, 2009 (File No. 1-12434))

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 15, 2018
M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1
Amendment to Article II(f)(2) of the Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 13, 2009 (File No. 1-12434))